EXHIBIT 99.1

                                                        FOR FURTHER INFORMATION:



                                     [LOGO]


                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

For Immediate Release

              PRIVATEBANCORP REPORTS RECORD FIRST QUARTER EARNINGS

            Earnings per share up 57 percent over first quarter 2002

         Chicago, IL, April 21, 2003 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported that earnings per share increased 57 percent to $0.44 per diluted share for the first quarter 2003 compared to first quarter 2002 earnings per diluted share of $0.28. Net income for the first quarter ended March 31, 2003 was $3.6 million, an increase of 68 percent over first quarter 2002 net income of $2.1 million. All per share amounts have been adjusted to reflect the three-for two stock split effected in the form of a 50 percent stock dividend paid to shareholders on January 17, 2003.

         "Our record results reflect continued strong financial performance despite the prevailing economic uncertainty seen in the first quarter of 2003," said Ralph B. Mandell, Chairman, President and CEO. "While asset growth slowed from prior quarters, income growth was driven by increases in net interest margin and noninterest income. Our acquisition of Lodestar Investment Counsel, LLC in late 2002 contributed to the sizeable growth in noninterest income."

         "We are pleased to report that our asset quality remains strong. Our ratio of nonperforming loans to total loans was 0.35 percent and nonaccrual loans to total loans was 0.15 percent. Despite the continued softness in the economy, we demonstrated improvement in our return on average equity which increased to 15.5 percent during the first quarter 2003 from 13.4 percent during the prior year quarter.

Our efficiency ratio improved from 62.5 percent in the first quarter of 2002 to
58.5 percent this quarter," added Mandell. "As expected, our efficiency ratio for the first quarter 2003 was slightly higher than the fourth quarter 2002 due to the cyclical nature of certain employee salary and benefit related expenses that we incur in the first quarter of each year."

         Net interest income totaled $13.0 million in the first quarter of 2003, an increase of 55 percent over first quarter 2002 net interest income of $8.4 million, due to growth in average earning assets between periods. Average earning assets during the period were $1.49 billion, compared to $1.14 billion in the prior year quarter, an increase of 31 percent. Compared to the fourth quarter of 2002, average earning assets increased by $110.3 million, or 8 percent during the first quarter of 2003. Net interest margin (on a tax equivalent basis) was 3.68 percent in the first quarter of 2003, up from 3.18 percent in the prior year first quarter and 3.56 percent in the fourth quarter of 2002. The improvement in net interest margin compared to the fourth quarter of 2002 is primarily attributable to continued reductions in the rate paid on interest bearing liabilities, which more than offset lower interest earning asset yields in a modestly lower rate environment.

         Noninterest income was $2.4 million in the first quarter of 2003, reflecting an increase of approximately $1.1 million or 84 percent from the first quarter of 2002. The increase in fee income was attributable primarily to the inclusion of the full quarter operating results of Lodestar Investment Counsel, LLC as well as increases in fee income from residential mortgage originations. PrivateBancorp, Inc. acquired a controlling interest in Lodestar Investment Counsel in late 2002. Sales of residential real estate loans generated $782,000 of income during the first quarter 2003 compared to $403,000 during the prior year quarter. Wealth management assets under management were $1.2 billion at March 31, 2003 compared to $758.2 million at March 31, 2002 and $1.2 billion at December 31, 2002.

         Noninterest income for the first quarter of 2003, also reflects the fair market value adjustment on a previously disclosed $25.0 million 10-year treasury rate for 3-month LIBOR interest rate swap which resulted in losses of $230,000 during the first quarter of 2003. During the first quarter 2003, the Company recognized $55,000 of net securities losses compared to net securities losses of $230,000 during the first quarter of 2002. The securities losses for the current quarter include a permanent impairment write-down of $330,000. The Company wrote down $300,000 on the Company's interest-only collateralized mortgage obligation ("CMO") portfolio and $30,000 on an investment that qualifies for CRA purposes. Continued low levels of market interest rates during the first quarter 2003 have resulted in accelerated mortgage prepayments, which have further impaired the fair value of our interest-only CMO security portfolio. Also included in net security losses of $55,000 are net security gains of $275,000.

         Noninterest expense increased to $9.4 million in the first quarter of 2003 from $6.5 million in the first quarter of 2002. The 46 percent increase in noninterest expense between periods is attributable to increased costs associated with internal growth and Lodestar operations. Our full-time equivalent ("FTE") employees increased to 194 from 162 a year ago. The efficiency ratio improved to 58.5 percent in the first quarter of 2003 from 62.5 percent in the prior year quarter, primarily due to higher non-interest income during the first quarter 2003.

         Loans outstanding increased to $1.0 billion at March 31, 2003 reflecting growth of 30 percent over the $782.4 million in loans outstanding at March 31, 2002. Loans outstanding as of March 31, 2003 increased by 5 percent as compared to December 31, 2002 loans outstanding of $965.6 million. At March 31, 2003, nonperforming loans as a percentage of total loans were 0.35 percent, versus 0.14 percent at December 31, 2002 and 0.37 percent at March 31, 2002. At March 31, 2003, nonaccrual loans as a percentage of total loans were 0.15 percent, versus 0.08 percent at December 31, 2002 and 0.19 percent at March 31, 2002. Net charge-offs totaled $70,000 in the quarter ended March 31, 2003 versus net recoveries of $29,000 in the fourth quarter 2002 and net charge-offs of $27,000 for the quarter ended March 31, 2002. The allowance as a percentage of total loans was 1.22 percent as of March 31, 2003 compared to 1.20 percent at December 31, 2002 and 1.12 percent as of March 31, 2002.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank (St. Louis). The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, Inc. The Company, which had assets of $1.6 billion at March 31, 2003, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebankandtrust.com

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor's Note:  Financial highlights attached.

                                       ###

                                                   PRIVATEBANCORP, INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                    ----------------------------
                                                                                        2003             2002
                                                                                    -----------     ------------
                                                                                      UNAUDITED        UNAUDITED
INTEREST INCOME
Interest and fees on loans.......................................................   $     15,167    $     12,148
Interest on investment securities................................................          5,379           4,206
Interest on short-term investments...............................................             25              17
                                                                                    ------------    ------------
   Total interest income.........................................................         20,571          16,371
                                                                                    ------------    ------------

INTEREST EXPENSE
Interest on deposits.............................................................          5,777           6,213
Interest on borrowings...........................................................          1,312           1,309
Interest on long-term debt-- Trust Preferred Securities..........................            485             485
                                                                                    ------------    ------------
   Total interest expense........................................................          7,574           8,007
                                                                                    ------------    ------------

NET INTEREST INCOME                                                                       12,997           8,364
Provision for loan losses........................................................            956             511
                                                                                    ------------    ------------
   Net interest income after provision...........................................         12,041           7,853
                                                                                    ------------    ------------

NON-INTEREST INCOME
Banking, wealth management services and other income.............................          2,701           1,542
Net securities losses............................................................            (55)           (230)
Trading losses on interest rate swap.............................................           (230)             --
                                                                                    ------------    ------------
   Total non-interest income.....................................................          2,416           1,312
                                                                                    ------------    ------------
NON-INTEREST EXPENSE
Salaries and benefits............................................................          4,778           3,214
Other operating expenses.........................................................          4,599           3,258
Amortization of other intangibles................................................             42              --
                                                                                    ------------    ------------
   Total non-interest expense....................................................          9,419           6,472
                                                                                    ------------    ------------

Minority interest expense........................................................             38              --
                                                                                    ------------    ------------
Income before income taxes.......................................................          5,000           2,693
                                                                                    ------------    ------------
Income tax expense...............................................................          1,397             549
                                                                                    ------------    ------------
Net income.......................................................................   $      3,603    $      2,144
                                                                                    ============    ============

WEIGHTED AVERAGE SHARES O/S......................................................      7,600,804       7,287,033
DILUTED AVERAGE SHARES O/S.......................................................      8,142,210       7,613,646

EARNINGS PER SHARE
Basic............................................................................   $       0.47    $       0.29
Diluted..........................................................................   $       0.44    $       0.28


NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.


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


                                                     PRIVATEBANCORP, INC.
                                                 CONSOLIDATED BALANCE SHEETS
                                          (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    03/31/03          12/31/02         03/31/02
                                                                    ---------         --------         ---------
                                                                    UNAUDITED                          UNAUDITED
ASSETS
Cash and due from banks.....................................      $     46,643     $     34,529      $     25,852
Short-term investments......................................             7,415              258             3,558
Investment securities-available for sale....................           505,877          487,020           388,728
Loans held for sale.........................................            12,591           14,321             1,785

Loans.......................................................         1,018,196          965,641           782,434
Allowance for loan losses...................................           (12,471)         (11,585)           (8,790)
                                                                  ------------     ------------      ------------
   Net loans................................................         1,005,725          954,056           773,644

Premises and equipment, net.................................             6,516            6,851             4,026
Goodwill and other intangibles..............................            21,743           21,742            10,805
Other assets................................................            22,484           24,637            22,810
                                                                  ------------     ------------      ------------
   Total Assets.............................................      $  1,628,994     $  1,543,414      $  1,231,208
                                                                  ============     ============      ============

LIABILITIES
Non-interest bearing deposits...............................      $     88,243     $     88,986      $     62,359
Interest bearing deposits...................................         1,277,101        1,116,285           919,506
                                                                  ------------     ------------      ------------
   Total deposits...........................................         1,365,344        1,205,271           981,865
                                                                  ------------     ------------      ------------

Borrowings..................................................           124,933          209,954           155,523
Long-term debt - Trust Preferred Securities.................            20,000           20,000            20,000
Other liabilities...........................................            22,914           19,064             8,894
Minority Interest in Lodestar Investment Counsel............                70               33                --
                                                                  ------------     ------------      ------------
   Total Liabilities........................................         1,533,261        1,454,322         1,166,282
                                                                  ------------     ------------      ------------

STOCKHOLDERS' EQUITY
Common stock and surplus....................................            53,356           53,071            47,189
Retained earnings...........................................            31,437           27,784            19,465
Accumulated other comprehensive income......................            11,403            8,826                31
Deferred compensation.......................................              (462)            (589)             (809)
Loans to executive officers.................................                --               --              (950)
                                                                  ------------     ------------      ------------
   Total Stockholders' Equity...............................            95,734           89,092            64,926
                                                                  ------------     ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................      $  1,628,995     $  1,543,414      $  1,231,208
                                                                  ============     ============      ============

BOOK VALUE PER SHARE........................................      $      12.33     $      11.56      $       8.80


NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

NOTE 2: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.

                                                   PRIVATEBANCORP, INC.
                                                    KEY FINANCIAL DATA
                                                         UNAUDITED
                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                            1Q03          4Q02         3Q02           2Q02          1Q02
                                                          -------       -------       -------       -------       -------
KEY STATISTICS
Net income.......................................         $ 3,603       $ 3,220       $ 3,033       $ 2,610       $ 2,144
Basic earnings per share.........................         $  0.47       $  0.43       $  0.41       $  0.35       $  0.29
Diluted earnings per share.......................         $  0.44       $  0.41       $  0.39       $  0.33       $  0.28

Return on average total assets...................            0.92%         0.88%         0.89%         0.82%         0.73%
Return on average total equity...................           15.48%        15.99%        15.86%        15.07%        13.35%
Dividend payout ratio............................            8.62%         6.14%         6.51%         5.66%         6.88%

Non-interest income to average assets............            0.62%         0.38%         0.41%         0.65%         0.44%
Non-interest expense to average assets...........            2.41%         2.16%         2.08%         2.24%         2.19%
Net overhead ratio(1)............................            1.80%         1.78%         1.68%         1.59%         1.75%
Efficiency ratio(2)..............................            58.5%         57.3%         56.3%         55.4%         62.5%

Net interest margin(3)...........................            3.68%         3.56%         3.46%         3.53%         3.18%
Yield on average earning assets..................            5.73%         5.79%         5.90%         6.03%         6.02%
Cost of average interest-bearing liabilities.....            2.20%         2.42%         2.63%         2.69%         3.06%
Net interest spread(4)...........................            3.53%         3.37%         3.27%         3.34%         2.96%
Tax equivalent adjustment to net interest
   income(5).....................................         $   695       $   661       $   756       $   790       $   687


---------------------------
NOTE 1: All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.
(1) Non-interest expense less non-interest income divided by average total assets.
(2) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(3) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                                                           RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST
                                                                      INCOME ON A TAX EQUIVALENT BASIS
                                                          --------------------------------------------------------
                                                            1Q03        4Q02         3Q02        2Q02        1Q02
                                                          -------     -------      -------    --------      ------
         Net interest income..........................    $12,997     $11,813      $10,443    $  9,980      $8,364
         Tax equivalent adjustment to net interest
            income....................................        695         661          756         790         687
                                                          -------     -------      -------    --------      ------
         Net interest income, tax equivalent basis....    $13,692     $12,474      $11,199     $10,770      $9,051
                                                          =======     =======      =======     =======      ======


                                                   PRIVATEBANCORP, INC.
                                                    KEY FINANCIAL DATA
                                                         UNAUDITED
                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                             1Q03             4Q02            3Q02            2Q02            1Q02
                                            -----            -----           -----           -----           -----
BALANCE SHEET RATIOS
Loans to Deposits (period end).........     74.57%           80.12%          78.50%          80.58%          79.69%

Average interest-earning assets to
   average interest-bearing
   liabilities.........................     107.1            108.2           108.0           107.8           107.5

PER SHARE DATA
Dividends..............................     $0.04            $0.03           $0.03           $0.02           $0.02
Book value (period end)................    $12.33           $11.56          $10.71           $9.71           $8.80
Tangible book value (period end).......     $9.53            $8.74           $9.25           $8.25           $7.34

SHARE PRICE DATA
Closing Price (period end).............    $22.95           $25.24          $20.38          $20.10          $16.33
Diluted earnings multiple..............     12.86     x      15.52     x     13.17     x     15.35     x     14.70     x
Book value multiple (period end).......      1.86     x       2.18     x      1.90     x      2.07     x      1.86     x

COMMON STOCK INFORMATION
Outstanding shares at end of period.... 7,762,014        7,704,203       7,404,234       7,382,370       7,375,530

NUMBER OF SHARES USED TO COMPUTE:
Basic earnings per share............... 7,600,804        7,422,471       7,392,542       7,378,748       7,287,033
Diluted earnings per share............. 8,142,210        7,912,101       7,809,603       7,808,900       7,613,646

CAPITAL RATIOS (PERIOD END):
Total equity to total assets...........      5.88%            5.77%           5.65%           5.38%           5.27%
Total risk-based capital ratio.........      8.33%            8.29%           9.10%           9.37%           9.93%
Tier-1 risk-based capital ratio........      7.02%            6.91%           7.61%           7.84%           8.37%
Leverage ratio.........................      5.29%            5.47%           5.91%           6.07%           6.25%


NOTE:  All previously reported share and per share data has been restated to reflect the 3-for-2 stock split which occurred on January 17, 2003.


                                                   PRIVATEBANCORP, INC.
                                                    KEY FINANCIAL DATA
                                                         UNAUDITED
                                                  (DOLLARS IN THOUSANDS)


                                                         1Q03         4Q02         3Q02          2Q02         1Q02
                                                       -------       -------      -------      -------       -------
SUMMARY INCOME STATEMENT

INTEREST INCOME
Interest on fees on loans.....................         $15,167       $14,043      $13,704      $12,665       $12,148
Interest on investment securities.............           5,379         5,507        4,557        4,886         4,206
Interest on short-term investments............              25            63           38            8            17
                                                       -------       -------      -------      -------       -------
   Total Interest Income......................          20,571        19,613       18,299       17,559        16,264

INTEREST EXPENSE..............................           7,574         7,800        7,856        7,579         8,007
                                                       -------       -------      -------      -------       -------

NET INTEREST INCOME                                     12,997        11,813       10,443        9,980         8,364
Provision for loan losses.....................             956           914          828        1,609           511
                                                       -------       -------      -------      -------       -------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES................................          12,041        10,899        9,615        8,371         7,853
                                                       -------       -------      -------      -------       -------

NON INTEREST INCOME
Banking, wealth management services and
   other income................................           2,701         1,975        1,763        1,802         1,542
Net securities (losses) gains.................             (55)         (313)         280          274          (230)
Trading losses on interest rate swap..........            (230)         (282)        (662)          --            --
                                                       -------       -------      -------      -------       -------
   Total non-interest income..................           2,416         1,380        1,381        2,076         1,312
                                                       -------       -------      -------      -------       -------

NON INTEREST EXPENSE
Salaries and benefits.........................           4,778         3,903        3,393        3,469         3,214
Amortization of other intangibles.............              42            --           --           --            --
Occupancy expense.............................           1,419         1,319        1,227        1,206         1,139
Other operating expenses......................           3,180         2,712        2,468        2,438         2,119
                                                       -------       -------      -------      -------       -------
   Total Non-Interest Expense.................           9,419         7,934        7,088        7,113         6,472
                                                       -------       -------      -------      -------       -------

Minority Interest Expense.....................              38           --           --           --            --
                                                       -------       -------      -------      -------       -------

INCOME BEFORE INCOME TAXES....................           5,000         4,345        3,908        3,334         2,693
Income tax expense............................           1,397         1,125          875          724           549
                                                       -------       -------      -------      -------       -------

NET INCOME....................................         $ 3,603       $ 3,220      $ 3,033      $ 2,610       $ 2,144
                                                       =======       =======      =======      =======       =======




                                                   PRIVATEBANCORP, INC.
                                                    KEY FINANCIAL DATA
                                                         UNAUDITED
                                                  (DOLLARS IN THOUSANDS)

                                                              1Q03        4Q02        3Q02        2Q02        1Q02
                                                            --------   ---------    --------     ------      ------
CREDIT QUALITY
KEY RATIOS
Net charge-offs (recoveries) to average loans.......          0.03%      (0.01)%      0.04%       0.24%       0.01%
Total non-performing loans to total loans...........          0.35%       0.14%       0.33%       0.37%       0.37%
Total non-performing assets to total assets.........          0.22%       0.09%       0.21%       0.24%       0.24%
Nonaccrual loans to:
   total loans......................................          0.15%       0.08%       0.05%       0.07%       0.19%
   total assets.....................................          0.09%       0.05%       0.03%       0.05%       0.12%
Allowance for loan losses to:
   total loans......................................          1.22%       1.20%       1.17%       1.14%       1.12%
   non-performing loans.............................           355%        828%        357%        313%        303%
   nonaccrual loans.................................           841%       1547%       2475%       1527%        603%

NON-PERFORMING ASSETS:
Loans delinquent over 90 days.......................       $ 2,032     $   650     $ 2,549     $ 2,518      $1,448
Nonaccrual loans....................................         1,483         749         430         649       1,458
                                                           -------     -------     -------     -------      ------
   Total non-performing assets......................       $ 3,515     $ 1,399     $ 2,979     $ 3,167      $2,906
                                                           =======     =======     =======     =======      ======

NET LOAN CHARGE-OFFS (RECOVERIES):
Loans charged off...................................       $    81     $     4     $   165     $   515      $   66
Recoveries..........................................            11          33          70          25          39
                                                           -------     -------     -------     -------      ------
Net charge-offs (recoveries)........................       $    70     $   (29)    $    95     $   490      $   27
                                                           =======     =======     =======     =======      ======

PROVISION FOR LOAN LOSSES...........................       $   956     $   914     $   828     $ 1,609      $  511
                                                           =======     =======     =======     =======      ======

ALLOWANCE FOR LOAN LOSSES SUMMARY
Balance at beginning of period......................       $11,585     $10,642     $ 9,909     $ 8,790      $8,306
Provision...........................................           956         914         828       1,609         511
Net charge-offs (recoveries)........................            70         (29)         95         490          27
                                                           -------     -------     -------     -------      ------
Balance at end of period............................       $12,471     $11,585     $10,642     $ 9,909      $8,790
                                                           =======     =======     =======     =======      ======

NET LOAN CHARGE-OFFS (RECOVERIES):
Commercial real estate..............................            --          --          --          --          --
Residential real estate.............................            --          --          --          --          --
Commercial..........................................       $     1     $    (2)    $    46     $   481      $   18
Personal............................................            69         (27)         49           9           9
Home equity.........................................            --          --          --          --          --
Construction........................................            --          --          --          --          --
                                                           -------     -------     -------     -------      ------
Total net loan charge-offs (recoveries).............       $    70     $   (29)    $    95     $   490      $   27
                                                           =======     =======     =======     =======      ======


                                                   PRIVATEBANCORP, INC.
                                                      BALANCE SHEETS
                                                  (DOLLARS IN THOUSANDS)

                                           UNAUDITED         AUDITED        UNAUDITED       UNAUDITED       UNAUDITED
                                           3/31/03(1)      12/31/02(1)       09/30/02        06/30/02        03/31/02
                                           ----------      ----------       ----------      ----------      ----------
ASSETS
Cash and due from banks...........         $   46,643      $   34,529       $   44,561      $   39,625      $   25,852
Short-term investments............              7,415             258            3,848              75           3,558
Investment securities-available
   for sale.......................            505,877         487,020          403,192         392,090         388,728
Loans held for sale...............             12,591          14,321            9,062           3,913           1,785
Loans.............................          1,018,196         965,641          913,197         865,778         782,434
   Less:  Allowance for loan
      losses......................            (12,471)        (11,585)         (10,642)         (9,909)         (8,790)
                                           ----------      ----------       ----------      ----------      ----------
   Net loans......................          1,005,725         954,056          902,555         855,869         773,644
                                           ----------      ----------       ----------      ----------      ----------
Premises and equipment, net.......              6,516           6,851            6,378           6,455           4,026
Goodwill and other intangibles....             21,743          21,742           10,805          10,805          10,805
Other assets......................             22,484          24,637           23,925          23,176          22,810
                                           ----------      ----------       ----------      ----------      ----------
Total Assets......................         $1,628,994      $1,543,414       $1,404,326      $1,332,008      $1,231,208
                                           ==========      ==========       ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
Non-interest bearing deposits.....         $   88,243      $   88,986       $   80,994      $   81,421      $   62,359
Interest bearing demand deposits..             73,699          64,893           57,575          54,694          54,214
Savings and money market deposits.            476,100         488,941          431,455         412,570         369,811
Time deposits.....................            727,302         562,451          593,303         525,790         495,481
                                           ----------      ----------       ----------      ----------      ----------
   Total deposits.................          1,365,344       1,205,271        1,163,327       1,074,475         981,865
Funds borrowed....................            124,933         209,954          125,422         154,499         155,523
Long-term debt - Trust Preferred
   Securities.....................             20,000          20,000           20,000          20,000          20,000
Minority Interest in Lodestar
   Investment Counsel.............                 70              33               --              --              --
Other liabilities.................             22,914          19,064           16,296          11,337           8,894
                                           ----------      ----------       ----------      ----------      ----------
Total liabilities.................          1,533,261       1,454,322        1,325,045       1,260,311       1,166,282
Stockholders' equity..............             95,734          89,092           79,281          71,697          64,926
                                           ----------      ----------       ----------      ----------      ----------
   Total Liabilities and
      Stockholders' Equity........         $1,628,995      $1,543,414       $1,404,326      $1,332,008      $1,231,208
                                           ==========      ==========       ==========      ==========      ==========

---------------------------
(1)     Reflects the consummation of the acquisition of a controlling interest in Lodestar Investment Counsel on
        December 30, 2002.


                                                   PRIVATEBANCORP, INC.
                                             AVERAGE QUARTERLY BALANCE SHEETS
                                             (UNAUDITED, DOLLARS IN THOUSANDS)

                                                03/31/03       12/31/02       09/30/02       06/30/02       03/31/02
                                               ----------     ----------     ----------     ----------     ----------
ASSETS
Cash and due from banks...............         $   36,159     $   35,407     $   35,479     $   27,114     $   25,149
Short-term investments................             11,833          3,015          2,584          1,964          3,737
Investment securities-available for
   sale...............................            492,443        442,001        393,565        396,807        355,528
Loans held for sale...................             11,178         11,966          6,578          2,330          5,176
Loans.................................            993,797        936,016        881,916        815,672        777,312
   Less: Allowance for loan losses....            (12,091)       (11,116)       (10,190)        (9,081)        (8,540)
                                               ----------     ----------     ----------     ----------     ----------
   Net loans..........................            981,706        924,900        871,726        806,591        768,772
                                               ----------     ----------     ----------     ----------     ----------
Premises and equipment, net...........              6,757          6,438          6,472          5,271          3,937
Goodwill and other intangibles........             22,271         11,077         10,805         10,805         10,805
Other assets..........................             19,807         23,301         22,766         23,522         23,335
                                               ----------     ----------     ----------     ----------     ----------
   Total Assets.......................         $1,582,154     $1,458,105     $1,349,975     $1,274,404     $1,196,439
                                               ==========     ==========     ==========     ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Non-interest bearing deposits.........         $   81,926     $   84,649     $   79,530     $   70,244     $   64,285
Interest bearing demand deposits......             65,977         60,177         57,526         57,127         54,066
Savings and money market deposits.....            477,748        480,110        417,541        379,726        363,351
Time deposits.........................            637,990        572,308        566,333        523,774        485,498
                                               ----------     ----------     ----------     ----------     ----------
   Total deposits.....................          1,263,641      1,197,244      1,120,930      1,030,871        967,200
Funds borrowed........................            191,898        144,982        119,714        144,576        135,979
Long-term debt - Trust Preferred
   Securities.........................             20,000         20,000         20,000         20,000         20,000
Minority Interest in Lodestar
   Investment Counsel.................                 23              1             --             --             --
Other liabilities.....................             12,218         15,958         13,505          9,498          8,141
                                               ----------     ----------     ----------     ----------     ----------
   Total liabilities..................          1,487,780      1,378,185      1,274,149      1,204,945      1,131,320
Stockholders' equity..................             94,374         79,920         75,826         69,459         65,119
                                               ----------     ----------     ----------     ----------     ----------
   Total Liabilities and
      Stockholders' Equity............         $1,582,154     $1,458,105     $1,349,975     $1,274,404     $1,196,439
                                               ==========     ==========     ==========     ==========     ==========



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